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    THE HUNTINGTON NATIONAL BANK

    PO BOX 1558                                       [ LOGO-HUNTINGTON
                                                                 BANKS]
    Columbus, Ohio 43216
    Direct Telephone Number

    614-480-4893

                                  May 15, 1997

Mr. Duane Egeland, CFO
Dynacraft Golf Products, Inc.
98 James Street
Newark, OH 43055

Re: Loan Agreement dated June 20, 1996

Dear Duane:

You have informed the Bank that Dynacraft Golf Products, Inc. (the "Company") was in default of two of its financial covenants as of the fiscal year ended December 31, 1996. The specific violations are detailed below:

SECTION 9.13 - TANGIBLE NET WORTH
    This covenant states in part that the Company is to maintain a sum of consolidated tangible net worth plus subordinated debt of not less than $2,200M as of 12/31/96. However; the actual result totaled $ 1 ,975M.

SECTION 9.16 - CASH FLOW COVERAGE RATIO
    This covenant requires that the Company achieve a ratio of its "Adjusted Cash Flow" to "Debt Service Expense" of not less than 1.20 to 1 as of each fiscal year end. However; the actual result as of 12/31/96 was 0.18 to 1.

The above violations were a direct result of the $482M net loss reported by the Company for the 1996 fiscal year. The effect of the net loss was partially offset by capital contributions in the form of additional subordinated shareholder debt. A contribution in the amount of $322M occurred in November 1996 and an additional contribution in the amount of $39M occurred in January 1997.

Please accept this letter as your notification of Huntington National Bank's decision to waive the above-referenced covenant violations PROVIDED THAT THE MODIFICATIONS TO THE LOAN AGREEMENT DETAILED IN THE REMAINDER OF THIS LETTER ARE AGREED TO. The implementation of these modifications will be subject to the execution of documentation acceptable to the Bank and its attorneys.


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Dynacraft Golf Products, Inc.
May 15, 1997


The modified covenants are detailed below:

SECTION 9.13 - TANGIBLE NET WORTH
    The definition of this covenant is to be unchanged, but the target levels are to be amended as follows:
                                                 Tangible
                         Date                    Net Worth
                         ----                    ---------

                        3/31/97                  $2,050M
                        6/30/97                  $2,075M
                        9/30/97                  $2,100M
                        12/31/97                 $2,200M
                        3/31/98                  $2,100M
                        6/30/98                  $2,275M
                        9/30/98                  $2,300M
                        12/31/98 and after       $2,400M

SECTION 9.16 - CASH FLOW COVERAGE RATIO
    The definition of this ratio is to be unchanged; however; the target ratio is to be reduced from 1.20 to 1 to 1.10 to 1. In addition, the performance is to be tested each year on a cumulative annual basis as of the end of the respective quarters ending 6/30, 9/30 and 12/31.

SECTION 9.15 - RATIO OF TOTAL LIABILITIES TO TANGIBLE NET WORTH
    Although this ratio is currently not in default, it appears likely that the current target level of 3.0 to 1 required as of 6/30/97 will not be achieved. Therefore, this covenant is to also be amended to include the following required levels. For clarification purposes, the ratio is to be defined as Total Liabilities less Subordinated Debt divided by Tangible Net Worth.
                                                  Required
                         Date                        Ratio
                         ----                    ---------

                        6/30/97                  3.75 to 1
                        9/30/97                  3.75 to 1
                        12/31/97                 3.50 to 1
                        3/31/98                  3.50 to 1
                        6/30/98                  3.25 to 1
                        9/30/98                  3.25 to 1
                        12/31/98 and after       3.00 to 1


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Dynacraft Golf Products, Inc.
May 15, 1997


As indicated previously, this waiver is subject to the acceptance and satisfactory documentation of the modifications detailed herein. This waiver is intended to be specific only to Sections 9.13 and 9.16, and is not to be construed as a permanent waiver, relinquishment or other modification of any of the rights and remedies of the Bank contained in the above referenced Agreement. Without limiting the generality of the foregoing, the Bank hereby expressly reserves the right to immediately exercise any and all remedies available under the above referenced Agreement, and any related documents or agreements, as a result of the occurrence of an event of default.

Please note that the commitment to waive the subject covenant violations and modify the Agreement will expire and become null and void unless acknowledged and accepted prior to June 15, 1997. Please indicate your acceptance by signing at the spaces indicated below and returning this letter to my attention.

Please contact me at 614-480-4893 with any questions or comments.


Sincerely,

/s/ Thomas Myers
----------------
Thomas Myers
Vice President



                                      ACCEPTANCE

CO-BORROWER
-----------
Dynacraft Golf Products, Inc.                    Pal Joey Custom Golf, Inc.


By: /s/ Joseph Altomonte, Jr.                    By: /s/ Joseph Altomonte, Jr.
    -------------------------                        -------------------------
Joseph Altomonte, Jr., CEO                       Joseph Altomonte, Jr., CEO

GUARANTORS
----------

/s/ Joseph Altomonte, Sr.                        /s/ Joseph Altomonte, Jr.
-------------------------                        -------------------------
Joseph Altomonte, Sr.                            Joseph Altomonte, Jr.


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